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                                                                   EXHIBIT 99.2


                             APPLIED MATERIALS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   Three Months Ended           Six Months Ended
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                                                 April 27,     April 28,     April 27,     April 28,
(In thousands, except per share amounts)           1997          1996          1997           1996
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
Net sales                                        $900,862     $1,127,855   $1,736,638     $2,168,435
Cost of products sold                             486,845        586,564      950,965      1,130,344
                                                 --------     ----------   ----------     ----------

Gross margin                                      414,017        541,291      785,673      1,038,091
Operating expenses:
     Research, development and engineering        131,973        124,918      248,465        235,270
     Marketing and selling                         74,965         80,587      141,236        157,869
     General and administrative                    59,617         54,820      119,225        104,375
     Acquired in-process research and
         development                                   --             --       59,500             --
                                                 --------     ----------   ----------     ----------

Income from operations                            147,462        280,966      217,247        540,577

Interest expense                                    4,935          4,917       10,735         10,085
Interest income                                    14,598          9,829       28,155         19,426
                                                 --------     ----------   ----------     ----------

Income from consolidated companies
     before taxes                                 157,125        285,878      234,667        549,918
Provision for income taxes                         54,994        100,057      102,959        192,471
                                                 --------     ----------   ----------     ----------

Income from consolidated companies                102,131        185,821      131,708        357,447
Equity in net income/(loss) of joint venture           --             --           --             --
                                                 --------     ----------   ----------     ----------

Net income                                       $102,131     $  185,821   $  131,708     $  357,447
                                                 --------     ----------   ----------     ----------

Earnings per share                               $    .54     $     1.01   $      .71     $     1.94
                                                 --------     ----------   ----------     ----------

Average common shares and equivalents             187,899        183,699      186,762        183,921
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

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                             APPLIED MATERIALS, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEETS*

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                                                                 April 27,                 Oct. 27,
(In thousands)                                                     1997                      1996
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
ASSETS

Current assets:
    Cash and cash equivalents                                 $     202,660             $     403,888
    Short-term investments                                          872,190                   633,744
    Accounts receivable, net                                        807,181                   822,384
    Inventories                                                     507,632                   478,552
    Deferred income taxes                                           278,352                   281,586
    Other current assets                                             83,295                    72,915
                                                              -------------             -------------
Total current assets                                              2,751,310                 2,693,069

Property, plant and equipment, net                                  900,041                   919,038
Other assets                                                        240,510                    25,880
                                                              -------------             -------------
Total assets                                                  $   3,891,861             $   3,637,987
                                                              -------------             -------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Notes payable                                             $      19,892             $      77,522
    Current portion of long-term debt                                 7,659                    22,640
    Accounts payable and accrued expenses                           875,808                   791,897
    Income taxes payable                                            147,713                    43,168
                                                              -------------             -------------
Total current liabilities                                         1,051,072                   935,227

Long-term debt                                                      227,808                   275,485
Deferred income taxes and other non-current obligations             107,601                    56,850
                                                              -------------             -------------
Total liabilities                                                 1,386,481                 1,267,562
                                                              -------------             -------------

Stockholders' equity:
    Common stock                                                      1,815                     1,802
    Additional paid-in capital                                      781,281                   763,376
    Retained earnings                                             1,731,272                 1,599,564
    Cumulative translation adjustments                              ( 8,988)                    5,683
                                                              -------------             -------------
Total stockholders' equity                                        2,505,380                 2,370,425
                                                              -------------             -------------

Total liabilities and stockholders' equity                    $   3,891,861             $   3,637,987
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

* Amounts as of April 27, 1997 are unaudited. Amounts as of October 27, 1996 were obtained from the October 27, 1996 audited financial statements.